Exhibit 5.1

Dentons US LLP 1221 Avenue of the Americas New York, NY 10020-1089 USA United States T +1 212 768 6700 F +1 212 768 6800 dentons.com

March 19, 2026

SAB Biotherapeutics, Inc.

777 W 41st St., Suite 401

Miami Beach, Florida 33140

Re: SAB Biotherapeutics, Inc. – Registration Statement on Form S-3

Ladies and Gentlemen:

In our capacity as counsel to SAB Biotherapeutics, Inc., a corporation organized under the laws of the State of Delaware (the “Company”), we have been asked to render this opinion in connection with a registration statement on Form S-3 (File No. 333-292482) (the “Registration Statement”), which Registration Statement the Company initially filed with the Securities and Exchange Commission (the “Commission”) on December 29, 2025, and which the Commission declared effective on January 7, 2026, as supplemented by the preliminary prospectus supplement and the prospectus supplement, each filed pursuant to Rule 424(b)(5) of the Securities Act of 1933, as amended (the “Securities Act”), and dated March 17, 2026 and March 17, 2026, respectively (together, the “Prospectus Supplements” and, together with the base prospectus included in the Registration Statement, the “Prospectus”), under which 22,636,365 shares (the “Shares”) of common stock of the Company, $0.0001 par value per share (the “Common Stock”), which includes 3,311,688 shares of Common Stock that the Underwriters (as defined below) may purchase pursuant to their option to purchase additional shares of Common Stock, and 2,753,246 pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to 2,753,246 shares of Common Stock, are being sold by the Company pursuant to the Underwriting Agreement, dated March 17, 2026 (the “Underwriting Agreement”), by and between Jefferies LLC, UBS Securities LLC, Citigroup Capital Markets, Inc. and Barclays Capital Inc., as representatives of the several underwriters named therein (the “Underwriters”), and the Company. The shares underlying the Pre-Funded Warrants are referred to as the “Pre-Funded Warrant Shares” and, together with the Shares, the Pre-funded Warrants, the “Securities.” The Underwriting Agreement includes an option granted to the Underwriters of the offering to purchase up to an additional 3,311,688 Shares. Terms not defined herein shall have the same meaning as in the Underwriting Agreement.

We are delivering this opinion to you at your request in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with rendering this opinion, we have examined originals, certified copies or copies otherwise identified as being true copies of the following: (i) the Company’s certificate of incorporation, as amended and restated, (ii) the Company’s by-laws, as amended and restated, (iii) the Registration Statement, (iv) the Prospectus, (v) the Time of Sale Prospectus, (vi) corporate proceedings of the Company relating to the Securities and (vii) such other instruments and documents as we have deemed relevant under the circumstances.

In making the aforesaid examinations, we have assumed the genuineness and authenticity of all documents examined by us and all signatures thereon, and the conformity to originals of all copies of all documents examined by us.

Based on the foregoing, and in reliance thereon, and subject to the qualifications, limitations and exceptions stated herein, we are of the opinion that (i) the Shares have been duly authorized and, when issued and delivered by the Company against due payment therefor in accordance with the terms set forth in the Registration Statement and the Prospectus, will be validly issued, fully paid and non-assessable, (ii) the Pre-Funded Warrants have been duly authorized and, provided that the Pre-Funded Warrants have been duly executed by the Company and delivered to and paid for as contemplated by the Underwriting Agreement, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, and (iii) the Pre-Funded Warrant Shares have been duly authorized and when issued and delivered by the Company against payment therefor in accordance with the terms of such Pre-Funded Warrants, will be validly issued, fully paid and non-assessable.

The foregoing opinion is limited to the laws of the State of Delaware (excluding local laws) and the federal law of the United States of America. No opinion is expressed herein with respect to the qualification of the Securities under the securities or blue sky laws of any state or any foreign jurisdiction.

We hereby consent to the use of our opinion as Exhibit 5.1 to the Registration Statement and to the reference to this firm and this opinion under the heading “Legal Matters” in the Prospectus comprising a part of the Registration Statement and any amendment thereto. In giving such consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Dentons US LLP

Dentons US LLP